THIRD WARRANT CONFIRMATION AMENDMENT AGREEMENT

THIS THIRD WARRANT CONFIRMATION AMENDMENT AGREEMENT (this “Agreement”) dated as of August 2, 2011 is between Core Laboratories N.V. (“Issuer”) and Citibank, N.A. (“Dealer”). Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned to such term in the Confirmation referred to below.

RECITALS

WHEREAS, Issuer and Dealer (by way of an assignment from Lehman Brothers OTC Derivatives Inc. (“Lehman”) dated March 10, 2009) are parties to a confirmation dated October 31, 2006 (as amended by that certain letter agreement dated as of November 15, 2006 between Lehman, as represented by its agent Lehman Brothers Inc. as its agent, and Issuer, the First Warrant Amendment (as defined below) and the Second Warrant Amendment (as defined below), the “Confirmation”), relating to Warrants on shares of common stock (par value EUR 0.04) of Issuer issued by Issuer to Dealer;

WHEREAS, Issuer has declared and paid dividends and also had a two-for-one stock split that reduced the par value of the common stock to EUR 0.02 since the date of the Confirmation that collectively have resulted in an adjustment to the number of outstanding and Daily Warrants and the Strike Price;

WHEREAS, Issuer and Dealer entered into a Warrant Confirmation Amendment Agreement dated as of May 4, 2011 to accelerate the expiration of part of the Transaction consisting of 1,648,040 Warrants in the aggregate (the “First Warrant Amendment”);

WHEREAS, Issuer and Dealer entered into a Second Warrant Confirmation Amendment Agreement dated as of June 6, 2011 to accelerate the expiration of part of the Transaction consisting of an additional 1,648,040 Warrants in the aggregate (the “Second Warrant Amendment”);

WHEREAS, as of the date of this Agreement, the current aggregate number of outstanding Warrants is 3,303,311 Warrants, the Daily Number of Warrants is 165,166 Warrants and the current Strike Price is $61.14;

WHEREAS, Issuer and Dealer have agreed to amend the Confirmation and accelerate the expiration of part of the Transaction evidenced thereby, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Confirmation.
(a)    The following terms set forth in the Confirmation are hereby amended as follows:
Number of Warrants:    3,303,311 (it being understood that such number represents the original Number of Warrants, as adjusted to the date of the Third Warrant Confirmation Amendment Agreement dated as of July 29, 2011 between Issuer and Dealer (the “Third Warrant Amendment”), as reduced by the number of Warrants that have been exercised or expired prior to the date of the Third Warrant Amendment as a result of the Warrant Confirmation Amendment Agreement dated as of May 4, 2011 and Second Warrant Amendment dated as of June 6, 2011 between Issuer and Dealer.
Remaining Daily Number of Warrants: 165,166
Strike Price:    For Warrants with Expiration Dates that fall in the period beginning on and including the First Expiration Date and ending on and including the Final Expiration Date, the Strike Price shall be $61.14; for Warrants with Expiration Dates that fall in the period beginning on and including the Third Starting Accelerated Expiration Date and ending on and including the Third Final Accelerated Expiration Date, the Strike Price for all Warrants with each such particular Expiration Date will be determined by reference to the table set forth in Annex A, using as the input the VWAP Price on such Expiration Date (using linear interpolation or extrapolation if the particular VWAP Price on such Expiration Date does not appear in such table).
Expiration Date(s):    Each Scheduled Trading Day in the period beginning on and including the First Expiration Date and ending on and including the Final Expiration Date shall be an “Expiration Date” for a number of Warrants equal to the Remaining Daily Number of Warrants on such date, and each Scheduled Trading Day in the period beginning on and including the Third Starting Accelerated Expiration Date and ending on and including the Third Final Accelerated Expiration Date (such period, the “Third Accelerated Expiration Period”) shall be an “Expiration Date” for a number of Warrants equal to the Third Accelerated Daily Number of Warrants on such date.
Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date that falls in the period beginning on and including the First Expiration Date and ending on and including the Final Expiration Date, the Calculation Agent shall (i) make adjustments, if applicable, to the Remaining Daily Number of Warrants for which such day shall be an Expiration Date and (ii) designate the Scheduled Trading Day immediately following such day (which may be an Expiration Date for another Remaining Daily Number of Warrants) as the Expiration Date for the Remaining Daily Number of Warrants or a portion thereof for the original Expiration Date; provided that any such designation shall be subject to legal, regulatory or self-regulatory requirements and related policies and procedures applicable to Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer); provided further that if such Expiration Date has not occurred pursuant to immediately preceding clause (ii) as of the third Scheduled Trading Day following the Final Expiration Date under this Transaction, the Calculation Agent shall have the right to declare such Scheduled Trading Day to be the final Expiration Date and the Calculation Agent shall determine its good faith estimate of the fair market value for the Shares as of the Valuation Time on that third Scheduled Trading Day or on any subsequent Scheduled Trading Day, as the Calculation Agent shall determine using commercially reasonable means.

Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date that falls in the period beginning on and including the Third Starting Accelerated Expiration Date and ending on and including the Third Final Accelerated Expiration Date, the Calculation Agent shall (i) make adjustments, if applicable, to the Third Accelerated Daily Number of Warrants for which such day shall be an Expiration Date and (ii) designate the Scheduled Trading Day immediately following such day (which may be an Expiration Date for another Third Accelerated Daily Number of Warrants) as the Expiration Date for the remaining Third Accelerated Daily Number of Warrants or a portion thereof for the original Expiration Date; provided that any such designation shall be subject to legal, regulatory or self-regulatory requirements and related policies and procedures applicable to Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer); provided further that if such Expiration Date has not occurred pursuant to immediately preceding clause (ii) as of the third Scheduled Trading Day following the Third Final Accelerated Expiration Date under this Transaction, the Calculation Agent shall have the right to declare such Scheduled Trading Day to be the final Expiration Date for Warrants scheduled to expire during the Third Accelerated Expiration Period and the Calculation Agent shall determine its good faith estimate of the fair market value for the Shares as of the Valuation Time on that third Scheduled Trading Day or on any subsequent Scheduled Trading Day, as the Calculation Agent shall determine using commercially reasonable means.

(b)    The Confirmation is hereby amended by inserting new sections in Part 2 of the Confirmation as follows:
Third Starting Expiration Date:    The Scheduled Trading Day that is 20 Scheduled Trading Days prior to the Third Final Accelerated Expiration Date.
Third Final Accelerated Expiration Date: August 29, 2011
Third Accelerated Daily Number of Warrants: 82,583
Settlement Method Election:    Applicable; provided that (i) references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Net Share Settlement”; (ii) any election by Issuer of Cash Settlement shall be deemed to be a representation and warranty to Dealer on the date of such election that (A) the representations and warranties set forth in Section 2(b)(1) and 2(b)(2) of the Third Warrant Amendment are true and correct as of the date of such election and (B) Issuer is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws; and (iii) each election of settlement method shall apply to all Warrants scheduled to expire on a specific Expiration Date.
Electing Party:    Issuer
Settlement Method Election Date:    With respect to the Warrants scheduled to expire on a specific Expiration Date, by 9:15 a.m., New York City time, on that Expiration Date and communicated to Dealer by e-mail by that time (and notwithstanding the terms of Section 7.1 of the Equity Definitions, Electing Party shall not be required to provide written confirmation confirming the substance of any e-mail notice).
Default Settlement Method:    Cash Settlement

2.Representations.

(a)On the date of this Agreement, each party represents to the other party that (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation; (ii) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution delivery and performance; and (iii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)On the date of this Agreement, Issuer represents to Dealer as follows:

(1)        (A) none of Issuer and its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(2)        (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(3)        Issuer is receiving no additional payment for the issuance and delivery of Shares to Dealer.

(4)        Issuer is not compensating any financial advisor in connection with this Agreement.

(c)    On the date of this Agreement, Dealer represents to Issuer as follows:

(1)        Dealer is the beneficial owner of the Warrants, free and clear of any lien and any other limitation or restriction, other than limitations and restrictions set forth in the

Confirmation as imposed by applicable securities laws, and has been for a period of at least one (1) year prior to the date of this Agreement.

(2)     Dealer is not, and has not been during the preceding three months, an “affiliate” of Issuer as that term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1933.

(3)        Dealer is making no additional payment for the delivery of Shares by Issuer in connection with a Net Share Settlement of the Warrants.

3.Acknowledgement of Dealer. Dealer acknowledges that Issuer is the issuer of the Shares. Dealer also understands and acknowledges that, for this and other reasons, Issuer has access to (and may be or is in possession of) information about Issuer and the Shares (which may include material, non-public information) that may be or is material and superior to the information available to Dealer, that Dealer does not have such access to such information, and that Issuer is not sharing any such information with Dealer. Dealer acknowledges that it is entering into this Agreement without any reliance on Issuer or any of Issuer's representatives (except that Dealer is relying on Issuer's representations, warranties and agreements set forth in the Confirmation and in this Agreement), that this Agreement has not been solicited by Issuer and has been entered into at Dealer's initiative based on Dealer's current investment or trading strategies. Dealer represents to Issuer that Dealer, together with Dealer's professional advisers, is a sophisticated investor with respect to the Shares and Issuer, and is capable of evaluating the risks associated with the Transaction under the Confirmation as amended by this Agreement, including the risk of transacting on the basis of inferior information, and that Dealer is capable of sustaining any loss resulting therefrom without material injury.
Dealer also specifically acknowledges that Issuer would not enter into this Agreement in the absence of Dealer's representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to Issuer, and a substantial portion of the consideration provided by Dealer, in this transaction, and that Issuer would not enter into this transaction but for this inducement.

4.Effectiveness. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Upon the effectiveness of this Agreement, (a) all references to the Confirmation will be deemed to be the Confirmation, as amended by this Agreement, and (b) all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended by this Agreement.

5.Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties hereto.

6.No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

7.Counterparts. This Agreement may be signed in any number of counterparts (including by PDF, facsimile or email transmission), each of which shall be an original, with the same effect as if all of the signatures hereto were upon the same instrument.

8.(a)    Waiver of Trial by Jury. EACH OF ISSUER AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(b)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS

OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

[Signature page follows.]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITIBANK, N.A.

By:	/s/ James Heathcote
Name:	James Heathcote
Title:	Authorized Rpresentative

CORE LABORATORIES N.V.
By:    Core Laboratories International
B.V., its Sole Managing Director

By:	/s/ Jacobus Schouten
Name:	Jacobus Schouten
Title:	Manging Director of Core Laboratories International B.V.

[Signature Page to Third Warrant Confirmation Amendment Agreement]

Annex A

CLB VWAP	New Strike
100.0000	58.9759
100.500	59.0259
101.000	59.0659
101.500	59.1059
102.000	59.1459
102.500	59.1859
103.000	59.2259
103.500	59.2559
104.000	59.2959
104.500	59.3359
105.000	59.3659
105.500	59.4059
106.000	59.4359
106.500	59.4659
107.000	59.5059
107.500	59.5359
108.000	59.5659
108.500	59.5959
109.000	59.6259
109.500	59.6559
110.000	59.6859
110.500	59.7059
111.000	59.7359
111.500	59.7659
112.000	59.7959
112.500	59.8159
113.000	59.8459
113.500	59.8659
114.000	59.8859
114.500	59.9159
115.000	59.9359
115.500	59.9659
116.000	59.9859
116.500	60.0059
117.000	60.0259
117.500	60.0459
118.000	60.0659
118.500	60.0859
119.000	60.1059
119.500	60.1259
120.000	60.1459
120.500	60.1659
121.000	60.1759
121.500	60.1959

1

122.000	60.2159
122.500	60.2359
123.000	60.2459
123.500	60.2659
124.000	60.2759
124.500	60.2959
125.000	60.3059
125.500	60.3259
126.000	60.3359
126.500	60.3559
127.000	60.3659
127.500	60.3859
128.000	60.3959
128.500	60.4059
129.000	60.4159
129.500	60.4359
130.000	60.4459
130.500	60.4559
131.000	60.4659
131.500	60.4859
132.000	60.4959
132.500	60.5059
133.000	60.5159

2